UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 4, 2019

Owc Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	5257334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (72) 2608004

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On April 4, 2019, OWC Pharmaceutical Research Corp. (the “Company”) held a special meeting of the stockholders of the Company (the “Special Meeting”) at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”), 666 3rd Avenue, New York, New York 10017.

(b) Of the 165,152,579 shares of the Company’s common stock entitled to vote at the Special Meeting, 140,646,588 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results for the only matter submitted to vote at the Special Meeting are as set forth below. This proposal is described in further detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 26, 2019.

The stockholders approved a proposal authorizing the adjournment of the Special Meeting, if a quorum was present, to solicit additional proxies if there were insufficient votes to approve the proposal regarding the reverse stock split.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
76,456,213	61,219,334	2,971,041	0

In connection with stockholder approval of the adjournment proposal described above, the Company elected to adjourn the Special Meeting until April 18, 2019 at 10:00 a.m., local time, to be held again at the offices of Mintz Levin, 666 3rd Avenue, New York, New York 10017. The record date for the Special Meeting remains February 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: April 5, 2019